Committee Member: Robert Cooney
                                           Address: 645 Beachland Blvd., Suite 2
                                                    Vero Beach, FL 32963
                                           Date:    March 18, 2003

                           EDISON CONTROL CORPORATION

                               INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT ("Agreement") is by and between Edison Control Corporation, a New Jersey corporation ("Company"), and Committee Member, a member of the special committee of the Board of Directors of the Company ("Board"), created to consider, evaluate and negotiate with respect to the potential going-private transaction proposed by William B. Finneran and Alan J. Kastelic.

                                   WITNESSETH:

     A. WHEREAS, Mr. Finneran and Mr. Kastelic have proposed to the Board that the Company declare a reverse stock split of the Company's common stock and cash out any resulting fractional shares as part of a going-private transaction which will result in the Company deregistering its common stock under the Securities Exchange Act of 1934, as amended (the "Act") and ceasing to be a public reporting company under the Act (collectively, the "Going-Private Transaction").

     B. WHEREAS, the Board formed a special committee ("Special Committee") consisting of the Company's independent board members, including the Committee Member, in order to consider, evaluate and negotiate the terms of the potential Going-Private Transaction with Mr. Finneran and Mr. Kastelic.

     C. WHEREAS, the Company and the Committee Member recognize that the vagaries of public policy and the interpretation of, among other things, the New Jersey Business Corporation Act, court opinions and the Company's certificate of incorporation and bylaws, are often ambiguous, conflicting and/or uncertain and, therefore, fail to provide the Special Committee members with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties on behalf of the Board or by reason of their status as a Committee Member.

     D. WHEREAS, the Company and the Committee Member are aware of the substantial growth in the number of lawsuits filed against special committee members in connection with their activities in such capacities and by reason of their status as such and, in particular, those lawsuits appearing to be promoted by attorneys who seem to encourage and specialize in the filing of such lawsuits for the main purpose of seeking a settlement thereof in order to personally collect attorneys' fees rather than attempting to obtain an equitable resolution of such litigation that would ultimately be in the interests of the stockholders of such corporation.

     E. WHEREAS, the Company and the Committee Member recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically well beyond the financial resources of most special committee members.

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     F. WHEREAS, the Company and the Committee Member recognize that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against special committee members, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits bears no reasonable or logical relationship to the amount of compensation received by special committee members and, thus, poses a significant deterrent to experienced and capable individuals, such as the Committee Member, agreeing to serve as a special committee member.

     G. WHEREAS, Title 14A of the New Jersey Business Corporation Act and the Company's Bylaws, which set forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) by the Company, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify, contribute or advance expenses to persons serving as members of a special committee (amongst others).

     H. WHEREAS, in order to induce and encourage the independent members of the Company's Board of Directors, including the Committee Member, to serve as Special Committee members for the purpose of considering, evaluating and negotiating the terms of the Going-Private Transaction and to foster an atmosphere in which such Special Committee members will feel unrestrained by the threat of incurring personal liability and will be secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Board has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in the foregoing recitals and in the exercise of the Board's good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Committee Member, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

          a. "Action" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Act, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

          b. "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

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          c. "Authority" shall mean the panel of arbitrators or independent legal counsel selected under Paragraph 5 of this Agreement.

          d. "Breach of Duty" shall mean the Committee Member breached or failed to perform his duties to the Company or an Affiliate, as the case may be, and the Committee Member's breach of or failure to perform those duties constitutes:

               (1) a breach of the Duty of Loyalty to the Company or its stockholders;

               (2) acts or omissions not in "good faith" (as further defined herein) or which involve intentional misconduct or a knowing violation of the law; or

               (3) a transaction from which the Committee Member derived an improper personal financial profit.

     In determining whether the Committee Member has acted or omitted to act otherwise than in "good faith," as such term is used herein, the Authority, or the court, shall determine solely whether the Committee Member (i) in the case of conduct in his Official Capacity with the Company, believed in the exercise of his business judgment, that his conduct was in the best interests of the Company and its stockholders; and (ii) in all other cases, reasonably believed that his conduct was at least not opposed to the best interests of the Company and its stockholders.

          e. "Derivative Action" shall mean any Action brought by or in the right of the Company and/or an Affiliate.

          f. "Duty of Loyalty" shall mean the fiduciary duty of the Committee Member to refrain from any act or omission which the Committee Member knows or believes to be contrary to the best interests of the Company or the Company's stockholders in connection with a matter in which the Committee Member has a material conflict of interest.

          g. "Expenses" shall include, without limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Committee Member in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

          h. "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and any and all liabilities of every type or nature whatsoever.

          i. "Official Capacity" shall mean the membership of the Committee Member on the Special Committee and any other employment or agency relationship between the Committee Member and the Company.

          j. "Statute" shall mean Section 14A:3-5 of the New Jersey Business Corporation Act (or any successor provisions).

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          k. "Termination Date" shall mean the date the Committee Member ceases, for whatever reason, to serve as a Special Committee member, director or in an employment relationship with the Company and/or any Affiliate.

     2. Agreement to Serve. In consideration of the indemnity given by the Company as set forth in Paragraph 3 and the other obligations of the Company as set forth in this Agreement, the Committee Member hereby covenants and agrees to serve as a Special Committee member and to devote all of the necessary time and effort to the diligent and faithful performance of his duties as a Special Committee member; provided, however, that nothing contained in this Agreement shall create or constitute a contract of employment between the Company and the Committee Member, and the termination of the Committee Member's relationship with the Company and/or any Affiliate by either party hereto shall not be restricted by this Agreement.

     3. Indemnity.

          a. In consideration of the covenants and agreements set forth in Paragraph 2 hereof and the consideration set forth in the recitals to this Agreement, in all cases other than those set forth in Paragraph 3b hereof, the Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 3 and elsewhere in this Agreement, to indemnify and hold the Committee Member harmless if he is or was a party, or is threatened to be made a party, to any Action by reason of his status as, or the fact that he is or was or has agreed to serve as a member of the Special Committee of the Company, and/or as to acts performed in the course of the Committee Member's duty to the Company and/or to an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of the Committee Member in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, however, that it is not determined by the Authority, or by a court, pursuant to Paragraph 5, that the Committee Member has engaged in misconduct which constitutes a Breach of Duty.

          b. To the extent the Committee Member has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Committee Member does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him in connection therewith. The Company shall pay such Expenses to the Committee Member (net of all Expenses, if any, previously advanced to the Committee Member pursuant to Paragraph 4), or to such other person or entity as the Committee Member may designate in writing to the Company, within ten (10) days after the receipt of the Committee Member's written request therefor, without regard to the provisions of Paragraph 5. In the event the Company refuses to pay such requested Expenses, the Committee Member may petition a court to order the Company to make such payment pursuant to Paragraph 6.

          c. Notwithstanding any other provisions contained in this Agreement to the contrary, the Company shall not:

               (1) indemnify, contribute or advance Expenses to the Committee Member with respect to any Action initiated or brought voluntarily by the Committee Member and not by way of defense, except with respect to
          Actions:

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                    (a) brought to establish or enforce a right to
               indemnification, contribution and/or an advance of Expenses under Paragraph 6 of this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required;

                    (b) initiated or brought voluntarily by the Committee Member to the extent the Committee Member is successful on the merits or otherwise in connection with such Action in accordance with and pursuant to Paragraph 3b of this Agreement; or

                    (c) as to which the Board determines it to be appropriate.

               (2) indemnify the Committee Member under this Agreement for any amounts paid in settlement for any Action effected without the Company's written consent.

     The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Committee Member without the Committee Member's written consent. Neither the Company nor the Committee Member shall unreasonably withhold their consent to any proposed settlement.

     4. Advance Payment of Expenses.

          a. The Company shall pay to the Committee Member, or such other person or entity as the Committee Member may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action), the Committee Member's reasonable Expenses incurred by or on behalf of the Committee Member in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of Committee Member's written request therefor; provided, the following conditions are satisfied:

               (1) the Committee Member has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Company) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Company and each such insurance carrier, if any, has declined to make such an advance;

               (2) the Committee Member furnishes to the Company an executed written statement affirming his good faith belief that he has not engaged in misconduct constituting a Breach of Duty; and

               (3) the Committee Member furnishes to the Company an executed written agreement to repay any advances made under this Paragraph 4 if it is ultimately determined that he is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.

          b. In the event the Company makes an advance payment of Expenses to the Committee Member pursuant to this Paragraph 4, the Company shall be subrogated to every right of recovery the Committee Member may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

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

     5. Determination of Right to Indemnification.

          a. Except as otherwise set forth in this Paragraph 5 or in Paragraph 3c, any indemnification to be provided to the Committee Member by the Company under Paragraph 3a of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Committee Member (net of all Expenses, if any, previously advanced to the Committee Member pursuant to Paragraph 4), or to such other person or entity as the Committee Member may designate in writing to the Company within sixty (60) days after the receipt of Committee Member's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 5a.

          b. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Paragraph 3a may be denied by the Company in the event:

               (1) the Board by a majority vote thereof determines that the Committee Member engaged in misconduct which constitutes a Breach of Duty; or

               (2) a majority of the Board are parties in interest to such Action.

     In either event of nonpayment, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Committee Member engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Committee Member is proper pursuant to this Agreement.

          c. Such independent determination shall be made, at the option of the Committee Member, by either (i) a panel of three arbitrators (selected as set forth in Paragraph 5e from the panels of arbitrators of the American Arbitration Association) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then prevailing; (ii) an independent legal counsel selected by the Committee Member and the Board by a majority vote of a quorum thereof; or (iii) a court in accordance with Paragraph 6 of this Agreement.

          d. In any such determination, there shall exist a rebuttable presumption that the Committee Member has not engaged in misconduct which constitutes a Breach of Duty and, therefore, is entitled to indemnification pursuant to this Agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company and/or any other party challenging such indemnification.

          e. In the event a panel of arbitrators is to be selected hereunder, one of such arbitrators shall be selected by the Company, the second by the Committee Member and the third by the previous two arbitrators. The arbitration shall be conducted in New York City, New York.

          f. The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to the Company and the Committee Member.

          g. In the event the Authority determines that the Committee Member is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay

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

     such amounts to the Committee Member (net of all Expenses, if any, previously advanced to the Committee Member pursuant to Paragraph 4), including interest thereon as provided in Paragraph 8c, or to such other person or entity as the Committee Member may designate in writing to the Company, within ten (10) days of receipt of such opinion.

          h. The Expenses associated with the indemnification process set forth in this Paragraph 5, including, without limitation, the Expenses of the Authority or court selected hereunder, shall be paid by the Company.

     6. Court-Ordered Indemnification and Advance for Expenses.

          a. The Committee Member may, either before or within two years after a determination, if any, has been made by the Authority selected under Paragraph 5c, petition a court of competent jurisdiction to determine whether or not he has engaged in misconduct which constitutes a Breach of Duty and therefore, whether he is entitled to indemnification under this Agreement. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. The Committee Member may petition a court under this Paragraph 6 either to seek an initial determination by the court as authorized by Paragraph 5c or to seek review by the court of a previous adverse determination by the Authority.

          b. The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Committee Member has not engaged in misconduct which constitutes a Breach of Duty and, therefore, is entitled to indemnification pursuant to the provisions of this Agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company or such other party challenging such indemnification.

          c. In the event the court determines that the Committee Member has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Company if it determines that the Committee Member is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

          d. In the event the Company does not (i) advance requested Expenses to the Committee Member within ten (10) days of the Committee Member's compliance with Paragraph 4; (ii) indemnify the Committee Member with respect to Liabilities and reasonable Expenses under Paragraph 5b within sixty (60) days of Committee Member's written request therefor, for a reason other than those identified in Paragraph 5b; or (iii) indemnify the Committee Member with respect to requested Expenses under Paragraph 3b within ten (10) days of Committee Member's written request therefor, the Committee Member may petition a court of competent jurisdiction to order the Company to pay such reasonable Expenses immediately. Such court, after giving any notice the court considers necessary, shall order the Company to pay such Expenses if it determines that the Committee Member has complied with the applicable provisions of Paragraph 4, 5a or 3b, as the case may be.

          e. In the event the court determines that the Committee Member is entitled to be indemnified for any Liabilities and/or Expenses, or to receive the advancement of Expenses, pursuant to this Agreement, unless otherwise ordered by such court, the Company shall pay such Liabilities and/or Expenses to the Committee Member (net of all Expenses, if any, previously advanced to the Committee Member pursuant to Paragraph 4), including reasonable interest thereon as provided in Paragraph 8c, or to such other person or entity as the Committee Member may designate in writing to the Company, within ten (10) days of the rendering of such determination.

          f. The Committee Member shall pay all Expenses incurred by the Committee Member in connection with any judicial determination provided in this Paragraph 6, unless it shall ultimately be determined by the court that he is entitled, in whole or in part, to be indemnified by, or to receive advances from, the Company as authorized by this Agreement. All Expenses incurred by the Committee Member in connection with any subsequent appeal of any judicial determination provided for in this Paragraph 6 shall be paid by the Committee Member regardless of the disposition of such appeal.

     7. Termination of an Action Nonconclusive. The adverse termination of any Action against the Committee Member by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Committee Member has engaged in misconduct which constitutes a Breach of Duty.

     8. Partial Indemnification; Reasonableness; Interest.

          a. In the event it is determined by the Authority, or by a court, that the Committee Member is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters involved in any Action, the Authority, or the court, shall authorize the reasonable proration and payment by the Company of such Liabilities and/or reasonable Expenses, with respect to which indemnification is sought by the Committee Member, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

          b. In the event it is determined by the Authority, or by a court, that certain Expenses incurred by the Committee Member are, for whatever reason, unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Company to the Committee Member for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

          c. Interest shall be paid by the Company to the Committee Member, to the extent deemed appropriate by the Authority, or a court, at a reasonable interest rate, for amounts for which the Company indemnifies or advances to the Committee Member.

     9. Insurance; Subrogation.

          a. The Company may purchase and maintain insurance on behalf of the Committee Member against any Liability and/or Expense asserted against him and/or incurred by or on behalf of him in such capacity as a Special Committee member or other employee or agent of the Company and/or of an Affiliate, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such Liability or advance of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Committee Member under this Agreement and the execution and delivery of this Agreement by the Company and the Committee Member shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance.

          b. In the event the Committee Member shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Committee Member in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Company pursuant to this Agreement, the Committee Member shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Committee Member exceeds such indemnified amounts.

          c. In addition, upon payment by the Company of indemnified amounts under this Agreement, the Company shall be subrogated to the Committee Member's right against any insurance carrier in respect of such indemnified amounts and the Committee Member shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Committee Member shall do nothing to prejudice such rights of recovery or subrogation.

     10. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Committee Member in connection with his appearance as a witness in any Action at a time when he has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of the Committee Member's written request therefor.

     11. Contribution.

          a. Subject to the limitations of this Paragraph 11, in the event the indemnity provided for in Paragraph 3 of this Agreement is unavailable to the Committee Member for any reason whatsoever, the Company, in lieu of indemnifying the Committee Member, shall contribute to the amount incurred by or on behalf of the Committee Member, whether for Liabilities and/or for reasonable Expenses in connection with any Action, in such proportion as is deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of such Action in order to reflect:

               (1) the relative benefits received by the Company and its stockholders and the Committee Member as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

               (2) the relative fault of the Company (and its other executives, employees and/or agents) and the Committee Member in connection with such event(s) and/or transaction(s).

          b. The relative fault of the Company (and its other executives, employees and/or agents), on the one hand, and of the Committee Member, on the other hand, shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Company and the Committee Member agree that it would not be just and equitable if contribution pursuant to this Paragraph 11 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

          c. The Committee Member shall not be entitled to contribution from the Company under this Paragraph 11 in the event it is determined by the Authority, or by a court, that the Committee Member engaged in misconduct which constitutes a Breach of Duty, unless a court determines that the Committee Member is fairly and reasonably entitled to contribution for Liabilities and/or reasonable Expenses.

          d. The Company's payment of, and the Committee Member's right to, contribution under this Paragraph 11 shall be made and determined in accordance with, pursuant to and in the same manner as, the provisions in Paragraph 5 and/or 6 hereof relating to the Company's payment of, and the Committee Member's right to, indemnification under this Agreement.

     12. Nonexclusivity of Agreement. The rights to indemnification, contribution and the advancement of Expenses provided to the Committee Member by this Agreement shall not be deemed exclusive of any other rights to which the Committee Member may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his Official Capacity as a special committee member, executive or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Committee Member.

     13. Notice to the Company; Defense of Actions.

          a. The Committee Member agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any correspondence, citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Committee Member under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

          b. With respect to any such Action as to which the Committee Member notifies the Company of the commencement thereof:

               (1) The Company shall be entitled to participate therein at its own expense; and

               (2) Except as otherwise provided below, to the extent that it may wish, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Committee Member and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Committee Member.

          c. After notice from the Company (or such other indemnifying party) to the Committee Member of the Company's (or such other indemnifying party) election to assume the

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

     defense of an Action, the Company (or such other indemnifying party) shall not be liable to the Committee Member under this Agreement for any Expenses subsequently incurred by the Committee Member in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Committee Member shall have the right to employ his counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Committee Member unless (i) the employment of counsel by the Committee Member has been authorized by the Company; (ii) the Committee Member shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Committee Member in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Committee Member shall have made the conclusion provided for in clause
     (ii) above.

     14. Continuation of Rights and Obligations. Subject to Paragraph 16, the terms and provisions of this Agreement shall continue as to the Committee Member subsequent to the Termination Date, and such terms and provisions shall inure to the benefit of the heirs, executors, estate and administrators of the Committee Member and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Committee Member hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company's certificate of incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Committee Member hereunder.

     15. Amendment. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Committee Member.

     16. Assignment. This Agreement shall not be assigned by the Company or the Committee Member without the prior written consent of the other party hereto; provided, however, that no permitted assignment shall release the Company from its obligations hereunder.

     17. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of New Jersey applicable to contracts made and to be performed therein between the residents thereof, without reference to its conflict of law rules.

     18. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

     19. Headings. The headings used in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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

     20. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Committee Member against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

     21. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid:

     If to the Committee Member, to his address as first set forth above, or to such other person or address which the Committee Member shall furnish to the Company in writing pursuant to the above.

         If to the Company, to:

         Edison Control Corporation
         777 Maritime Drive
         P.O. Box 308
         Port Washington, Wisconsin  53074-0308

         with a copy to:

         Foley & Lardner
         777 East Wisconsin Avenue
         Milwaukee, Wisconsin 53202
         Attention:  Steven R. Barth

or to such other person or address as the Company shall furnish to the Committee Member in writing pursuant to the above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        EDISON CONTROL CORPORATION
                                        ("Company")

                                        /s/ Alan J. Kastelic
                                        ----------------------------------------
                                        By: Alan J. Kastelic

                                        Title: President and Chief Executive
                                               -----------------------------
                                               Officer
                                               -------

                                        COMMITTEE MEMBER

                                        Sign: /s/ Robert Cooney
                                             -----------------------------------
                                        Name: Robert Cooney



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